Exhibit 5.2
CONSENT OF FRASER MILNER CASGRAIN LLP
     We hereby consent to the reference to our firm in the prospectus included in this Registration Statement on Form F-10, to be filed with the United States Securities and Exchange Commission, under the caption “Certain Income Tax Considerations — Certain Canadian Federal Income Tax Considerations.”
/s/   FRASER MILNER CASGRAIN LLP

Fraser Milner Casgrain LLP
November 2, 2005
Calgary, Alberta